Exhibit 10.6

Purchase Agreement

No. 200505D01

Place of sign: Beijing

Party A: Sureland Industrial Fire Safety Co. Ltd. (hereinafter referred to as Party A)

Party B: Guangzhou Jinshengyang Technologies Co. Ltd. (hereinafter referred to as Party B)

According to the Contract Law of the People’s Republic of China, this agreement is made by and between Party A and Party B on the principles of honesty, credit and equality, whereby Party A has agreed to buy and Party B agreed to sell the goods involved and both parties have confirmed to jointly observe this agreement signed with the following terms and conditions:

Article 1 Name, specification and unit price of goods

1.	See annex 1 for the name, specification and unit price of the goods

2.	Add or delete other goods or services in annex 1 by approval of both parties.

3.	The price of goods is variable on the basis of market situation, and both Party A and Party B can put forward revision of it in due course.

Article 2 Technical standard/ Quality assurance

1.	Quality assurance: the goods involved in this agreement must meet relevant standards issued by the state and the industry.

2.	Technical requirements: follow the technical specifications offered by Party A.

1.	Party B ensures quality assurance date of the goods in this agreement to be valid within 24 months after every batch of goods inspected as the qualified by the authorities concerned is put into use.

2.	If there is any product that fails to satisfy the above-mentioned standard, and after receiving the notice of Party A about that case, Party B should repair or replace the unqualified products as soon as possible according to the choice of Party A, from which all of the expenses resulted should be borne by Party B alone, and the quality assurance date of the goods repaired or replaced will be 24 months after the goods is put into the use again.

Article 3 Delivery, pricing and payment mode

1.	Delivery mode: In the case of formal order, Party A will fax the order list to Party B in written form, and Party B should ensure the term of delivery is no more than 15 days under normal conditions, subject to the date confirmed by the order list, and in special cases, both parties will make negotiations to decide the date.

2.	Price of product: The prices of all orders will be implemented according to annex 1 within the valid term of the agreement, including freight, packing expenses, technical support and service charge.

3.	Payment mode: The payment will be settled up on the basis of month and be checked during the period between the 20th and 25th day of each month, and the checking range of payment for the goods is from the 26th day of last month to the 25th day of this month. Party B issues 17% value added tax invoice in that month to Party A before the 30th of each month, and Party A pay for the goods ordered two month before to Party B before the 15th day of each month (and the total back money must be no more than 0.1 million Yuan).

Article 4 Transportation

1.	Mode: Delivery by Party B.

2.	Destination: Sureland Industrial Fire Safety Co. Ltd.

1.	Freight and relevant expenses: Borne by Party B.

2.	Party B will be responsible for any risk of damage and loss for the goods on halfway transported by the carrier.

Article 5 Packing standard, supply and recovery of packing material

1.	Packing standard: Follow general standard;

2.	Concrete requirements for the packing material and mark: According to the requirements of Party A, but them must meet the requirements of long-distance transportation, loading and unloading and installation.

3.	Expenses: Party B will be responsible for the packing expenses.

4.	If the packing fails to meet the standard or stipulation, Party B will be responsible for the damage and loss or other consequences caused by the packing.

Article 6 Standard and method of acceptance and inspection and treatment

1.	If Party A fails to send back the confirmation of delivery order and invoice receipt within one week after receiving the goods and invoice, which would be taken as that Party A has defaulted the acceptance of the goods.

2.	Within 10 days after Party A has received the goods, the quality inspection for the goods will be performed at the destination specified by Party A according to the technical standard and requirements (or agreement) stated in this agreement, in addition, a receiving record must be made on the basis of specification and quantity in the contract.

3.	Party A can make the following choices for the unqualified or lacking goods:

(1) Deduct the quantity of the unqualified (or lacking) goods from the order in this contract.

(2) Ask Party B to replace the unqualified (or lacking) goods.

(3) Take other suitable rights or remedial measure for the unqualified goods.

If Party B fails to inform Party A of how to treat the unqualified goods in written form within 48 hours after Party A gives the notice of rejecting to accept the unqualified goods, Party A would have the right to treat the unqualified goods without any responsibility for Party B. In any case, however, Party A can ship back any unqualified goods to Party B, from which all expenses arisen will be Party B’s charge, and Party B is responsible for all losses caused by the unqualified goods and rapidly paying or compensating for all of the expenses of Party A on shipping back, storage or treatment of any unqualified goods. It is worth to be mentioned that Party A’s payment for any unqualified goods should not become the reason why Party A must accept the unqualified goods and should not restrict or damage any right of Party A or the right to take any remedial measure and also should not relieve Party B’s responsibility for the unqualified goods.

Article 7 Technical service and training

Party B will offer technical service and training (with the expenses assumed by Party B) according to the requirements of Party A.

Article 8 Responsibilities of default

1.	In the case of failing to deliver the goods on time, Party B will pay a penal sum of 1% total payment for the goods on the basis of calendar day, and the highest penal sum is no more than 30% of the total sum of the contract.

2.	Party B ensures the goods delivered not to infringe the right of any third party, otherwise, Party B will be responsible for all losses of Party A that are caused by this infringement.

Article 9 Settlement of dispute

Any dispute arisen form this contract, both parties should negotiate with each other for settlement in the spirit of sincerity and cooperation according to the Contract Law of the People’s Republic of China. If the negotiation fails, both parties agree to submit the dispute to the local people’s court for settlement in the place where the contract is signed.

Article 10 Valid period of this agreement

The valid period of this agreement is one year, if both parties do not put forward any objection within three months before the expiration of this agreement, which would be extended for one more year automatically.

Article 11 Others

1.	After being signed and stamped by both parties, this agreement will be in effect, and both parties will make negotiations for settlement of other issues not stated here.

2.	This agreement is made in duplicates, and each party keeps one copy.

3.	The order list will come into force when having been signed respectively by any valid authorized person of both parties.

Name and signature sample of the valid authorized person of Party A:

Manager of the purchase department:

Purchase engineer: Guo Song

Name and signature sample of the valid authorized person of Party B:

Manager of the sales department: Liu Jiang

Manager of market department: Xiang Qian

Vice general manager: Yi Gangjun

Party A: Sureland Industrial Fire Safety Co. Ltd.	Party B: Guangzhou Jinshengyang. Technologies Co. Ltd.

Address: No. 22, Litian Road,Nanbanbidian of Liqiao,	Address: 8F, building 8, Huangzhou Industrial Zone,
Shunyi District, Beijing	Chepo Road, Tianhe District, Guangzhou

Zip code: 101304	Zip code: 510660

Tel: 010-81463816/7/8	Tel: 020-38601441, 38601530

Fax: 010-81463639	Fax: 020-38661272

Representative:	Representative:

Agent: Guo Song	Agent: Liu Jiang

Date: May 20, 2005	Date: May 20, 2005